Exhibit 99.1

Oblong Appoints Two New Directors to its Board

Jonathan Schechter and Robert Weinstein Join Oblong’s Board of Directors

May 30, 2023 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today appointed two new directors to its board. Jonathan Schechter, Partner, The Special Equities Group, and Robert Weinstein, Chief Financial Officer, Synaptogenix, Inc. have joined Oblong’s board of directors. In addition, Jim Lusk and Matthew Blumberg have retired from the Oblong board.

“We’re delighted to welcome Jonathan and Robert to the Oblong board of directors,” said Pete Holst, President and CEO. “Both individuals bring a wealth of knowledge in mergers and acquisitions, digital transformation and corporate finance and will be a tremendous addition to our team. In addition, we want to acknowledge and thank Jim and Matt and for their many excellent contributions to Oblong as they retire from service to the Company.”

Jonathan Schechter currently serves as a partner of The Special Equities Group, a division of Dawson James Securities, Inc., a full-service investment bank specializing in healthcare, biotechnology, technology, and clean-tech sectors, since April 2021. Mr. Schechter is one of the founding partners of The Special Equities Opportunity Fund, a long-only fund that makes direct investments in micro-cap companies and has served in this capacity since August 2019. He currently serves on the board of directors of Synaptogenix, Inc., a clinical-stage biopharmaceutical company (Nasdaq: SNPX), and previously served as a director of DropCar, Inc. Mr. Schechter also serves as a member of the Board of Directors of PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company developing pharmaceutical products. He has extensive experience analyzing and evaluating the financial statements of public companies. Mr. Schechter earned his A.B. in Public Policy/Political Science from Duke University and his J.D. from Fordham University School of Law.

Robert Weinstein is currently the Chief Financial Officer of Synaptogenix, Inc., a publicly traded biotechnology company pursuing pharmaceutical treatments for neurological diseases (Nasdaq: SNPX) following its spin-off from Neurotrope, Inc. where he was Chief Financial Officer since October 2013. In addition, Mr. Weinstein performs work as a consultant for Petros Pharmaceuticals, Inc., (Nasdaq: PTPI) which is the surviving company from the merger of Metuchen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on men’s health, and Neurotrope, Inc. He has extensive accounting and finance experience, spanning almost 40 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer. From September 2011 to the present, Mr. Weinstein has also been an independent accounting and finance consultant for several healthcare companies in the pharmaceutical and biotechnology industries. Mr. Weinstein also serves as a member of the Board of Directors of Xwell, Inc. (Formerly XpresSpa Group, Inc.) (Nasdaq: XWEL), a health and wellness company whose core asset, XpresSpa, is a leading airport retailer of spa services, related health and wellness products and bio-surveillance on behalf of the US Center for Disease Control (CDC), and PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company developing pharmaceutical products. Mr. Weinstein received an MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the expected contribution from two newly appointed Board members. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause the Company’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a meeting technology platform that offers simultaneous content sharing to optimize audience engagement and situational awareness. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Investor Relations Contact:
David Clark
investors@oblong.com
(213) 683-8863 ext 2205